SECTION 16 POWER OF ATTORNEY With respect to holdings of and transactions in securities issued by Prenetics Global Limited (the "Company"), the undersigned hereby constitutes and appoints the chief executive officer of the Company, who is currently Danny Sheng Wu Yeung, and the chief financial officer of the Company, who is currently Stephen Hoi Chun Lo, and their respcctive successors,as may be amendcd from time to time, signing singly. with full power of substitutionand resubstitution, to act as theundersigned's trueand lawful attorneys-infact to: 1. execute for and on behalf of the undersigned, Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Acf"), and the rules thereunder, and do and perform any and all acts for and on behaif ofthe undersigned which may be necessary or desirable to complete and execute any such Foms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms (including amendments thereto) with the United States Securities and Exchange Commission and any stock exchange 2 or similar authority. The undersigned hereby grants to cach such attormey-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, bereby ratifying and confiming all that suchattormey-in-fact, or substitute or substiutes, shall lawfully do or cause to bedorneby virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16of the ExchangeAct. This Power of Attomey shall remain in full force and effect until the undersigned is no longer required to file any Forrns 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, uniesseartier (a} revoked by theundersigned in a signed writing delivered to the foregoing attomey-in-fact or (b) supersededby a new power of attorney regarding thepurposes outlined in the first paragraph hereof dated as of a later date. [Signaturepage follows] IN WITNESS WEEREOF, the undersigncdhas causcdthis Power of Attorney to be executedas of 2 dayofAugust,2026. CAROLINELEVY this